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                                                                      EXHIBIT 99

                      CHILDTIME LEARNING CENTERS ANNOUNCES

                             ORGANIZATIONAL CHANGES

Farmington Hills, Michigan, March 26, 2002 - Childtime Learning Centers, Inc. (NASDAQ: CTIM) today announced that Alfred R. Novas, President and Chief Executive Officer, has resigned from the Company and James Morgan, currently Chairman of the Company, would resume his previous roles as interim President and Chief Executive Officer pending appointment of a successor.

In a separate announcement, Karen Danner, formerly Senior Vice President, Retail Operations at Blockbuster Video, Inc., has been named Vice President of Operations with full responsibility for all of the Company's existing center operations.

As one of the nation's largest child care providers, Childtime employs over 5,000 professional educators and caregivers, and performs a vital service to more than 27,000 children and their families in 23 states and the District of Columbia.

Contact:

Childtime Learning Centers, Inc.
Leonard C. Tylka
Interim Chief Financial Officer
Phone:  248-442-3183
Fax:    248-476-1168
Email:  ltylka@childtime.com